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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) JULY 25, 2003
                                                          --------------

                                  NETGURU, INC.
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             (Exact name of registrant as specified in its charter)

          DELAWARE                 0-28560                      22-2356861
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(State or other jurisdiction     (Commission                   (IRS Employer
     of incorporation)           File Number)                Identification No.)

             22700 SAVI RANCH PARKWAY, YORBA LINDA, CALIFORNIA 92887
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code (714) 974-2500
                                                          --------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Announcement Regarding Credit Facility
--------------------------------------

         On July 31, 2003, netGuru, Inc. (the "Company") entered into a Security Agreement (the "Agreement") with Laurus Master Fund, Ltd. ("Laurus"). Pursuant to the Agreement, the Company issued to Laurus a Convertible Note (the "Note") establishing a three-year revolving $4,000,000 maximum credit facility based upon eligible Company accounts receivable. The credit facility automatically renews every successive three-year term unless cancelled in writing either by the Company or by Laurus.

         Borrowings against the $4,000,000 credit facility will accrue interest, initially at an annual rate equal to the greater of, the prime rate plus one percent or 5%, payable monthly. The interest rate, subsequent to this initial period, will be adjusted up or down monthly based on the occurrence of certain events. Any obligations owed under the revolving credit facility may be repaid at the Company's option in cash via a lockbox arrangement with the Company's bank or through the issuance of shares of the Company's common stock at the fixed conversion price of $1.30 per share, subject to volume limitations, provided the shares are registered with the Securities and Exchange Commission ("SEC") for public resale and the then current market price is greater than $1.43. The fixed conversion price can adjust upwards based upon the amount of obligation converted into shares. Laurus may also convert any obligations owed under the revolving credit facility at the fixed conversion price subject to upwards adjustments.

         The facility also provides access to additional amounts above the eligible accounts receivable (an "Overadvance"), which would accrue interest at a rate of 0.6% per month. The Company, with the prior written consent of Laurus, may utilize up to $1,000,000 as an Overadvance in order to finance an acquisition, subject to certain conditions.

         In conjunction with this transaction, Laurus was paid a fee of $140,000 and received a five-year warrant to purchase 180,000 shares of the Company's common stock. The warrant exercise price is computed as follows: $1.495 per share for the purchase of up to 60,000 shares; $1.625 per share for the purchase of an additional 60,000 shares; and $1.885 per share for the purchase of an additional 60,000 shares. Laurus may receive additional five year warrants to purchase up to 400,000 shares of the Company's common stock based upon how much of the obligation under the Note is converted to equity. The warrant expires on July 31, 2008. The warrant exercise price and the number of shares underlying the warrant are subject to adjustments for stock splits, combinations and dividends.

         The Company has agreed to file a registration statement with the SEC to register the public resale by Laurus of the common stock to be issued upon conversion of the Note and/or exercise of the warrant.

         As security for payment of the Note, the Company has granted to Laurus a general security interest in the assets of the Company and its subsidiaries.


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         The Company currently owes $1,800,000 on a convertible debt it issued to Laurus on December 13, 2002 (the "Current Borrowings"). The Company was able to renegotiate the terms of the Current Borrowings and incorporate the $1,800,000 into the revolving $4,000,000 credit facility. The renegotiated terms include: a reduction in the fixed conversion price from $1.60 to a $1.30; an extension of the amortization period of the Current Borrowings from 20 months to 24 months; and removal of all prepayment penalty terms. The full text of the amendments to the convertible note and securities purchase agreement, reflecting the revised terms of the Current Borrowings are attached as Exhibits 10.5 and
10.6 to this report and incorporated into this report by reference.

         On August 5, 2003, the Company issued a press release announcing the Company had obtained a three-year, $4 million credit facility from Laurus. The full text of the press release is attached as Exhibit 99.1 to this report and incorporated into this report by reference.

Changes in Composition of Board of Directors
--------------------------------------------

         On July 25, 2003, the Company added Benedict A. Eazzetta and D. Dean McCormick III as members of its board of directors and accepted the resignations of directors Steven Owen, Santanu Das and Garret Vreeland. Messrs. Amrit K. Das, Jyoti Chatterjee and Stanley Corbett remained on the Company's board after these changes. Therefore, the Company's board now consists of five members, a majority of whom is independent, with Mr. Das continuing as chairman of the board.

         As a result of these changes in the composition of the Company's board, the Company's Audit Committee and the Company's Compensation and Stock Option Committee now each consist of Messrs. McCormick, Eazzetta and Corbett. Each of these three directors is "independent" as defined in the Nasdaq Marketplace Rules. Mr. McCormick is chairman of the Audit Committee, and Mr. Eazzetta is the chairman of the Compensation and Stock Option Committee.

         Each of the Company's non-employee directors is now eligible to receive $1,000 per month in consideration for his services on the board of directors. In connection with their appointments to the Company's board, effective as of August 7, 2003, Messrs. McCormick and Eazzetta each received non-qualified options to purchase up to 6,000 shares of common stock under the Company's 2000 Stock Option Plan at an exercise price of $1.28 per share (which price was equal to the closing price of a share of the Company's common stock on the day preceding the grant), vesting immediately.

         Mr. Eazzetta has served as chief operating officer and executive vice president of Intergraph Process, Power & Offshore, an engineering software and services business segment of Intergraph Corporation (Nasdaq NM:INGR), since May 2001. He co-founded and then served from January 2000 to April 2001 as vice president of product management for Industria Solutions, a privately held software and services company. Mr. Eazzetta served as an engineering executive at ExxonMobil from January 1996 to January 2000. Prior to that he served in several engineering, staff and management positions including downstream planning and development, economics and planning, and in various operational supervisory roles. Mr. Eazzetta earned a B.S. degree in nuclear engineering and an M.S. degree in mechanical engineering from Georgia Tech.


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         Mr. McCormick is a certified public accountant and has been president of the consulting and accounting firm of McCormick & Company since July 1993. Mr. McCormick has been a member of the Forum for Corporate Directors since June 2003 and a member of the Orange County Leadership Council for the University of Southern California since September 2001. He served as president of the Orange County Chapter of the Association for Corporate Growth from 1995 to 1996. Mr. McCormick holds a B.A. degree in Economics from the University of Redlands and an M.B.A. from the University of Southern California.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. Not applicable.

         (b)      PRO FORMA FINANCIAL INFORMATION. Not applicable.

         (c)      EXHIBITS.

         Exh. No.        Description
         --------        -----------

         10.1 Security Agreement dated July 31, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

         10.2 Secured Convertible Note dated July 31, 2003 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

         10.3 Common Stock Purchase Warrant dated July 31, 2003 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

         10.4 Registration Rights Agreement dated July 31, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

         10.5 Amendment No. 2 to Securities Purchase Agreement dated August 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

         10.6 Amendment No. 2 to Secured Convertible Note dated August 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

         99.1 Press release dated August 5, 2003 regarding Laurus Master Fund, Ltd. credit facility

         99.2 Press release dated August 5, 2003 regarding earnings for the quarter ended June 30, 2003


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ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On August 5, 2003, the Company held a public conference call featuring a presentation by senior management that included a discussion of the Company's results of operations and financial condition as of and for the quarter ended June 30, 2003. In addition, the Company issued a related press release dated August 5, 2003 that is attached to this report as Exhibit 99.2 and incorporated by reference into this Item 12.

         In its conference call, the Company announced that based on the visibility that the Company then had, it believed that it was making progress toward its goal of becoming cash flow positive in the quarter ending December 31, 2003 and toward its goal of having positive earnings in the quarter ending on March 31, 2004.

         The information contained in this Item 12 is being "furnished to" the SEC in accordance with SEC Release Nos. 33-8216 and 34-47226 and shall not be deemed "filed with" the SEC for purposes of Section 18 of the Securities Exchange of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 12 shall not be deemed incorporated by reference into any registration statement, proxy statement or other report except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 8, 2003                  NETGURU, INC.

                                       By: /s/ BRUCE NELSON
                                           -------------------------------------
                                           Bruce Nelson, Chief Financial Officer


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                         EXHIBITS FILED WITH THIS REPORT

Exh. No.            Description
--------            -----------

10.1 Security Agreement dated July 31, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

10.2 Secured Convertible Note dated July 31, 2003 made by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

10.3 Common Stock Purchase Warrant dated July 31, 2003 issued by netGuru, Inc. in favor of Laurus Master Fund, Ltd.

10.4 Registration Rights Agreement dated July 31, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

10.5 Amendment No. 2 to Securities Purchase Agreement dated August 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

10.6 Amendment No. 2 to Secured Convertible Note dated August 4, 2003 by and between netGuru, Inc. and Laurus Master Fund, Ltd.

99.1 Press release dated August 5, 2003 regarding Laurus Master Fund credit facility

99.2 Press release dated August 5, 2003 regarding earnings for the quarter ended June 30, 2003